UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 31, 2025

ONCOTELIC THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29397 Agoura Road, Suite 107

Agoura Hills, CA 91301

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code

(650) 635-7000

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbols	Name of each exchange on which registered
N/A	OTLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 31, 2025, Oncotelic Therapeutics, Inc. (the “Company” or “Our”) entered into a Securities Purchase Agreement (the “2025 Mast Hill Purchase Agreement”), with Mast Hill Fund, LP (“Mast Hill”), and the Company issued a convertible promissory note in the aggregate gross principal amount of $560,000 (the “2025 Mast Hill Note”). The 2025 Mast Hill Note is convertible into shares of the Company’s common stock, par value $0.01 per share (“Common Stock”).

The 2025 Mast Hill Note has an original issue discount of 10%, carries an interest rate of 10% per annum and matures on the earlier of (a) the one-year anniversary of the date of the 2025 Mast Hill Purchase Agreement, or (b) the acceleration of the maturity of the 2025 Mast Hill Note by Mast Hill upon occurrence of an Event of Default (as defined below) or (c) on prepayment in full. The 2025 Mast Hill Note contains a voluntary conversion mechanism whereby Mast Hill may convert the outstanding principal and accrued interest under the terms of the 2025 Mast Hill Note into shares of Common Stock (the “Conversion Shares”), at a fixed price of $0.07 per share (the “Conversion Price”), subject to adjustments upon the occurrence of certain corporate events. The 2025 Mast Hill Note, and a prior note of $605,000 issued to Mast Hill in May 2022, are both secured against the assets of the Company, including all the assets owned by the Company’s direct or indirect subsidiaries, but other than and excluding the equity interests and the assets of the Company licensed or assigned within our joint venture agreement with Dragon Overseas Capital Limited, namely GMP Biotechnology and its subsidiaries. These assets include OT-101, CA4P, Oxi4503, AI and AI CDMO technologies and the nanoparticle platform. The Company also issued 2,000,000 warrants to purchase shares (the “Note Warrants”) of Common Stock of the Company at an exercise price of $0.15. Prepayment of the 2025 Mast Hill Note may be made at any time upon three trading days’ prior written notice to the respective holder, by payment of the then outstanding principal amount plus accrued and unpaid interest and reimbursement of such holder’s administrative fees. The 2025 Mast Hill Note contains customary events of default (each an “Event of Default”). If an Event of Default occurs, at the respective holder’s election, the outstanding principal amount of the 2025 Mast Hill Note, plus accrued but unpaid interest, will become immediately due and payable in cash. The 2025 Mast Hill Purchase Agreement require the Company to use the proceeds for general working capital, and not for (i) the repayment of any indebtedness owed to officers, directors or employees of the Company or their affiliates, (iii) any loan to or investment in any other corporation, partnership, enterprise or other person (except in connection with the Company’s currently existing operations), (iv) any loan, credit, or advance to any officers, directors, employees, or affiliates of the Company, or (v) in violation or contravention of any applicable law, rule or regulation. Further, on July 31, 2025, the Company entered into a Registration Rights Agreement with Mast Hill (the “Mast Hills Registration Rights Agreement - Note”), to register the shares of Common Stock issuable under and related to the 2025 Mast Hill Notes and the attached Note Warrants to purchase shares of the Company’s Common Stock.

The issuance of the 2025 Mast Hill Note and the Note Warrants are exempt from the registration requirements of the Securities Act of 1933, as amended (“Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act. The shares of Common Stock issuable upon conversion of the 2025 Mast Hill Note and the Note Warrants have not been registered under the Securities Act or any other applicable securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act.

The foregoing descriptions of the 2025 Mast Hill Purchase Agreement, the 2025 Mast Hill Note and Mast Hill Registration Rights Agreement – Note are qualified in their entirety by reference to the full text of the form of such agreements, copies of which were attached as Exhibit 10.1, 10.2 and 10.3, respectively, with our Current Report on Form 8-K, and each of which is incorporated herein in its entirety by reference.

On August 1, 2025, the Company entered into an Equity Purchase Agreement (the “Mast EPA”) and a Registration Rights Agreement (the “Mast Registration Rights Agreement”) with Mast Hill, pursuant to which the Company shall have the right, but not the obligation, to direct Mast Hill, to purchase up to $25 million (the “Maximum Commitment Amount”) in shares of the Company’s Common Stock in multiple tranches. Further, under the Agreement and subject to the Maximum Commitment Amount, the Company has the right, but not the obligation, to submit Put Notices (as defined in the Agreement) to Mast Hill (i) in a minimum amount not less than $5,000 and (ii) in a maximum amount up to the lesser of (a) $500,000 or (b) 20% of the Average Daily Trading Value (as defined in the Agreement).

In exchange for Mast Hill entering into the Mast EPA, the Company agreed, among other things, (1) to issue warrants to purchase 3,350,000 share of Common Stock and (2) to file a registration statement registering the Common Stock issued or issuable to Mast Hill under the Mast EPA for resale (the “Mast Registration Statement”) with the Securities and Exchange Commission within 60 calendar days of the Agreement, as more specifically set forth in the Mast Registration Statement.

The obligation of Mast Hill to purchase the Company’s Common Stock shall begin on the date of the Mast EPA, and ending on the earlier of (i) the date on which Mast shall have purchased Common Stock pursuant to this Agreement equal to the Maximum Commitment Amount, (ii) twenty four (24) months after the initial effectiveness of the Registration Statement , (iii) written notice of termination by the Company to Mast Hill (subject to certain restrictions set forth in the Agreement), (iv) the Registration Statement is no longer effective after the initial effective date of the Registration Statement, or (v) the date that the Company commences a voluntary case or any person commences a proceeding against the Company, a custodian is appointed for the Company or for all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors (the “Commitment Period”).

During the Commitment Period, the purchase price to be paid by Mast Hill for the Common Stock under the Agreement shall be (i) 97% of the Market Price on such date on which the Purchase Price is calculated in accordance with the terms and conditions of this Agreement or (ii) 102% of the Market Alternative Price on such date on which the Purchase Price is calculated in accordance with the terms and conditions of the Mast EPA.

The Mast EPA and the Mast Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, Mast Hill represented to the Company, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

The foregoing descriptions of the Mast EPA and the Mast Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 10.4 and 10.5, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01, above.

Item 3.02	Unregistered Sale of Equity Securities.

See Item 1.01, above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Incorporation by reference

10.1	Securities Purchase Agreement	Filed herewith
10.2	Convertible Promissory Note	Filed herewith
10.3	Registration Rights Agreement - Note	Filed herewith
10.4	Equity Purchase Agreement	Filed herewith
10.5	Registration Rights Agreement - EPA	Filed herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncotelic Therapeutics, Inc.

Date: August 6, 2025		/s/ Vuong Trieu
	By:	Vuong Trieu
Chief Executive Officer

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